NEWS RELEASE 950 Echo Lane, Suite 100 Houston, TX 77024

AT GROUP 1:	President and CEO	Earl J. Hesterberg	(713) 647-5700

	Chief Financial Officer	John C. Rickel	(713) 647-5700

	Manager, Investor Relations	Kim Paper Canning	(713) 647-5700

AT Fleishman-Hillard:	Investors/Media	Russell A. Johnson	(713) 513-9515

FOR IMMEDIATE RELEASE
FRIDAY, MARCH 31, 2006

GROUP 1 AUTOMOTIVE ANNOUNCES APRIL CONFERENCE PRESENTATIONS

HOUSTON, March 31, 2006 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today announced that executive management has been invited to present at Sidoti & Company, LLC and Morgan Stanley conferences in April. The presentations will cover Group 1’s financial results and an overview of the company’s strategy.

Group 1 is scheduled to present at Sidoti & Company’s Tenth Annual Emerging Growth Institutional Investor Forum on April 4, at 8:30 a.m. EDT at the Grand Hyatt Hotel in New York City. The slide presentation will be available on the Investor Relations section of Group 1’s website at www.group1auto.com.

Morgan Stanley has also invited management to present at its Global Automotive Conference at the Crowne Plaza Times Square Hotel in New York City on April 11, at 9:30 a.m. EDT. This conference will have a slide presentation and live audio webcast, with a replay available for 30 days, accessible through the Investor Relations section of Group 1’s website at www.group1auto.com.

About Group 1 Automotive, Inc.
Group 1 owns 95 automotive dealerships comprised of 139 franchises, 31 brands and 30 collision service centers in California, Colorado, Florida, Georgia, Louisiana, Massachusetts, New Hampshire, New Jersey, New Mexico, New York, Oklahoma and Texas. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.